Exhibit 3.1C
Entity #: 112672
Date Filed: 05/10/2007
Pedro A. Cortes
Secretary of the Commonwealth
PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)
☑ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name James J. Tanous			Document will be returned to the name and address you enter to the left

Address			Ü
100 Erie Insurance Place

City	State	Zip Code
Erie	PA	16530
Fee: $70
     In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:
1.	The name of the corporation is:
Erie Indemnity Company

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
100 Erie Insurance Place	Erie	Pennsylvania	16530	Erie

(b) Name of Commercial Registered Office Provider				County
c/o

3.	The statute by or under which it was incorporated: An act to provide for the incorporation and regulation of certain corporations approved April 29, 1874

4.	The date of its incorporation: April 17, 1925

5.	Check, and if appropriate complete, one of the following:

☑	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
☐	The amendment shall be effective on:		at

		Date		Hour
[2001 MAY 10 PM 2:1
PA DEPT OF STATE Stamp]

DSCB:15-1915/5915-2
6.	Check one of the following:

☑	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a). Applicable only to subsection “(h)” on Exhibit A attached.

☑	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b). Applicable only to subsection “(i)” on Exhibit A attached.

7.	Check, and if appropriate, complete one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows

☑	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.
IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 8th day of May, 2007

Erie Indemnity Company Name of Corporation
/s/ James J. Tanous
Signature
James J. Tanous, Executive Vice President, Secretary and General Counsel
Title

EXHIBIT A
TO
ARTICLES OF AMENDMENT — DOMESTIC BUSINESS CORPORATION
ERIE INDEMNITY COMPANY
     Article 7 of the Articles of Incorporation of Erie Indemnity Company (the “Corporation”) is hereby amended to add new subsections (h) and (i), the full text of which read as follows:
          “(h) Any action required or permitted to be taken at a meeting of the holders of Class B Common Stock may be taken without a meeting if a consent or consents thereto signed by the holders of a majority of the Class B Common Stock then outstanding shall be filed in writing with the Secretary of the Corporation.
          (i) All or any classes and series of shares of Common Stock of the Corporation, or any part thereof, may be represented by certificates or be uncertificated.”